Vertex Energy 8-K

Exhibit 10.5

OPEN-END MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING

AND ASSIGNMENT OF LEASES AND RENTS

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS (this “Mortgage”) is made as of the 29th day of January 2016, by VERTEX REFINING OH, LLC, an Ohio limited liability company (the “Mortgagor”), with an address at 4021 E. 5th Ave., Columbus, OH 43219, in favor of FOX ENCORE 05 LLC, a Washington limited liability company (the “Mortgagee”), with an address at c/o ACF Property Management, Inc., Attn: Alan C. Fox, 12411 Ventura Blvd., Studio City, CA 91604.

WHEREAS, the Mortgagor is the owner of a certain tract or parcel of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon;

WHEREAS, the Mortgagor has borrowed from the Mortgagee, or is otherwise executing and delivering this Mortgage as collateral security for one or more borrowings from the Mortgagee, in an amount not to exceed FIVE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($5,150,000.00) (the “Loan”), which Loan is evidenced by a Promissory Note in favor of the Mortgagee (as the same may be amended, supplemented or replaced from time to time, the “Note”); and

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively, the “Obligations”):

(A) The Loan and the Note, and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Mortgagor to the Mortgagee under or with respect to the Note of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Mortgagee incurred in the enforcement and collection in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

(B) Any sums advanced by the Mortgagee or which may otherwise become due pursuant to the provisions of the Note, this Mortgage or any other document or instrument at any time delivered to the Mortgagee to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations, including, without limitation, that certain Assignment of Contracts and Permits and that certain Environmental Indemnity Agreement made by Mortgagor in favor of Mortgagee of approximately even date herewith (as each of the same may be amended, supplemented or replaced from time to time, collectively, the “Loan Documents”).

The Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, warrant, hypothecate, pledge, set over and confirm unto the Mortgagee and does agree that the Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the “Property”), to wit:

(a) All of the Mortgagor’s estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, air rights, oil rights, gas rights, mineral rights and all other rights and appurtenances thereunto belonging or appertaining, and all of the Mortgagor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either in law or in equity (the “Land”). The foregoing assignment of oil rights, gas rights, mineral rights and all other rights shall include, without limitation, all of the Mortgagor’s right and interest in any oil, gas or other mineral lease, pipeline agreement or other instrument related to the production or sale of oil, gas or any other mineral arising or issuing from the Land, now or hereafter entered into; excluding, however, any products purchased and/or sold by Mortgagor (collectively, “Mineral Agreements” and each a “Mineral Agreement”), and is intended as a present, absolute and unconditional assignment and not merely the granting of a security interest. Notwithstanding the foregoing, the Mortgagee hereby grants to the Mortgagor a limited and conditional license to execute, perform its obligations under, and enforce Mineral Agreements provided that the Mortgagee shall have first provided its written consent to such Mineral Agreement, which consent may be granted or withheld in the Mortgagee’s sole and absolute discretion.

(b) All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery, equipment and other goods, which in each case have become so related to the Land that an interest in them arises under real property law, including all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, appurtenant to, located in or used in connection with those buildings, structures or other improvements (the “Improvements”);

(c) All of the Mortgagor’s right, title and interest in and to all agreements, plans, franchises, management agreements, approvals (whether issued by a governmental authority or otherwise) and other documentation or written or recorded work product required for or in any way related to the development, construction, renovation, use, occupancy or ownership of the Improvements, if any, whether now existing or hereafter arising (the “Development Documents”), including all (i) plans, specifications and other design work for buildings and utilities, (ii) architect’s agreements and construction contracts and warranties, (iii) environmental reports, surveys and other engineering work product, (iv) permits and licenses and (v) agreements of sale, purchase options and agreements for easements and rights of way benefiting the Land, and the Mortgagor further covenants and agrees to execute and deliver to the Mortgagee, on demand, such additional assignments and instruments as the Mortgagee may require to implement, confirm, maintain or continue any grant or assignment of rights in the Development Documents;

(d) All rents, income, issues and profits arising or issuing from the Land and the Improvements and advantages and claims against guarantors of any Leases (defined below) (the “Rents”) including the Rents arising or issuing from all leases (including, without limitation, Mineral Agreements), licenses, subleases or any other use or occupancy agreement now or hereafter entered into covering all or any part of the Land and Improvements (the “Leases”), all of which Leases and Rents are hereby assigned to the Mortgagee by the Mortgagor. The foregoing assignment shall include all fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties, and all cash or securities deposited under Leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment extends to Rents arising both before and after the commencement by or against the Mortgagor of any case or proceeding under any Federal or State bankruptcy, insolvency or similar law, and is intended as an absolute assignment and not merely the granting of a security interest. The Mortgagor, however, shall have a license to collect, retain and use the Rents so long as no Event of Default shall have occurred or shall exist. The Mortgagor will execute and deliver to the Mortgagee, on demand, such additional assignments and instruments as the Mortgagee may require to implement, confirm, maintain and continue the assignment of Rents hereunder;

(e) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims; and

(f) This Mortgage constitutes a “Security Agreement” on “fixtures” within the meaning of the Uniform Commercial Code (the “UCC”). Without limiting any of the other provisions of this Mortgage, the Mortgagor, as debtor (as defined in the UCC), expressly grants unto the Mortgagee, as secured party, a security interest in all fixtures of the Land that are owned by Mortgagor. By its signature hereon, the Mortgagor hereby irrevocably authorizes the Mortgagee to file against the Mortgagor one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Mortgagee, as be necessary or desirable for Mortgagee to perfect, preserve and protect its security interests. The Mortgagor will also execute and deliver to the Mortgagee on demand such other instruments as the Mortgagee may require in order to perfect, protect and maintain such security interests under the UCC on the aforesaid collateral.

To have and to hold the same unto the Mortgagee, its successors and assigns, forever.

Provided, however, that if the Obligations shall be paid to the Mortgagee, and if the Mortgagor and any other obligor or guarantor of any of the Obligations shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the payment in full of the Obligations and upon the termination of all obligations, duties and commitments of the Mortgagor and any other obligor or guarantor of any of the Obligations under the Obligations and this Mortgage, and subject to the provisions of the section entitled “Survival; Successors and Assigns”, the estate hereby granted and conveyed shall become null and void.

This Mortgage is an “Open-End Mortgage” as set forth in Ohio Rev. Code §5301.232 and the Mortgagor and the Mortgagee intend that, in addition to any other Obligations secured hereby, this Mortgage will secure unpaid balances of loan advances, whether obligatory or not, made by the Mortgagee after this Mortgage is delivered for record, up to a maximum amount of unpaid loan indebtedness outstanding at any time equal to Five Million One Hundred Fifty Thousand and 00/100 Dollars ($5,150,000.00), plus accrued and unpaid interest, advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage, expenses incurred by the Mortgagee by reason of a default or Event of Default (as hereinafter defined) by the Mortgagor under this Mortgage and advances for construction, alteration or renovation on the Property or for any other purpose, together with all other sums due hereunder or secured hereby. All notices to be given to the Mortgagee pursuant to Ohio Rev. Code §5301.232 shall be given as set forth in Section 18.

1. Representations and Warranties. The Mortgagor represents and warrants to the Mortgagee that (i) the Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on an Exhibit B hereto (collectively, “Permitted Encumbrances”), (ii) the Mortgagor’s name, organizational information and address are true and complete as set forth in the heading of this Mortgage, and (iii) Mortgagor has not granted, and no portion of the Property is subject to, any Mineral Agreement. This Mortgage is a valid and enforceable first lien on the Property (except as set forth on Exhibit B), and the Mortgagee shall, subject to the Mortgagor’s right of possession prior to an Event of Default, quietly enjoy and possess the Property. The Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Mortgagee against the claims of all persons.

2. Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged the Mortgagor shall:

(a) Legal Requirements. Promptly comply with and conform to all present and future laws, statutes, codes, ordinances, permits, orders and regulations and all covenants, restrictions and conditions which may be applicable to the Mortgagor or to any of the Property (the “Legal Requirements”).

(b) Impositions. Before interest or penalties are due thereon and otherwise when due, the Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against the Mortgagor or any of the Property, except to the extent contested in good faith by appropriate proceedings, and, if necessary, bonded-over (the “Impositions”). Within thirty (30) days after the payment of any Imposition, the Mortgagor shall deliver to the Mortgagee written evidence acceptable to the Mortgagee of such payment. The Mortgagor’s obligations to pay the Impositions shall survive the Mortgagee’s taking title to (and possession of) the Property through foreclosure, deed-in-lieu or otherwise, as well as the termination of the Mortgage including, without limitation, by merger into a deed.

(c) Maintenance of Security. Use, and permit others to use, the Property only for its present use or such other uses as permitted by applicable Legal Requirements and approved in writing by the Mortgagee. The Mortgagor shall keep the Property in good condition and order, normal wear and tear excepted, and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary. The Mortgagor shall not remove, demolish or materially alter the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. The Mortgagor covenants and agrees not to take or permit any action with respect to the Property which will in any manner impair the security of this Mortgage or the use of the Property as set forth in the Loan Documents.

(d) Mineral Agreements. Not execute or enter into any Mineral Agreement without the prior written consent of Mortgagee, not to be unreasonably withheld or delayed.

3. Leases. The Mortgagor shall not (a) execute an assignment or pledge of the Rents or the Leases other than in favor of the Mortgagee; (b) accept any prepayment of an installment of any Rents prior to the due date of such installment; or (c) enter into or amend any of the terms of any of the Leases without the Mortgagee’s prior written consent. Any or all Leases of all or any part of the Property shall be subject in all respects to the Mortgagee’s prior written consent, shall be subordinated to this Mortgage and to the Mortgagee’s rights and, together with any and all rents, issues or profits relating thereto, shall be assigned at the time of execution to the Mortgagee as additional collateral security for the Obligations, all in such form, substance and detail as is satisfactory to the Mortgagee in its sole discretion.

4. Due on Sale Clause. The Mortgagor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law), or agree to do so, without the Mortgagee’s prior written consent, including (a) any sale, conveyance, encumbrance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, except as otherwise permitted hereunder; or (b) any lease of all or any portion of the Property. Any default under this section shall cause an immediate acceleration of the Obligations without any demand by the Mortgagee.

5. Mechanics’ Liens. Prior to the Mortgagor performing any construction or other work on or about the Property for which a lien could be filed against the Property, the Mortgagor shall enter into a written contract (“Construction Contract”) with the contractor who is to perform such work, or materialman providing materials (each a “Contractor”), containing a provision whereby (i) the Contractor shall, at the request of the Mortgagor or Mortgagee, verify in an affidavit in a form approved by the Mortgagee that all labor and materials furnished by the Contractor, including all applicable taxes, have been paid by the Contractor up to the date of such requested affidavit, (ii) the Contractor shall, upon the request of the Mortgagor or Mortgagee, at no cost to Mortgagee, post a bond guaranteeing payment for labor and materials provided by all subcontractors, sub-subcontractors and materialmen and subsequently obtain advance lien waivers from such parties in a form acceptable to Mortgagee, (iii) the Contractor agrees to subordinate any lien against the Property, whether obtained under the mechanics’ lien laws or otherwise, to the lien, right, title and terms of the Loan Documents and all advances to be made thereunder and to include a similar provision in contracts with all subcontractors, sub-subcontractors and materialmen with respect to liens obtained by such parties and (iv) the Contractor agrees that foreclosure or a conveyance in lieu of a foreclosure of the liens and security interests securing the Obligations shall be fully and automatically effective to terminate and extinguish all of Contractor’s liens and claims of any kind against the Property and to include a similar provision in contracts with all subcontractors, sub-subcontractors and materialmen with respect to liens obtained by such parties. Notwithstanding the foregoing, if mechanics’ or other liens shall be filed against the Property purporting to be for labor or material furnished or to be furnished on behalf of the Mortgagor, or for any other reason relating to the acts or omissions of the Mortgagor, then the Mortgagor shall at its expense, cause such lien to be discharged of record by payment, bond or otherwise within forty-five (45) days after the filing thereof. If the Mortgagor shall fail to cause such lien to be discharged of record within the forty-five (45) day period, the Mortgagee may, in Mortgagee’s sole discretion, cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses thereto, and the Mortgagor shall, upon demand, reimburse the Mortgagee for all amounts paid and costs incurred in connection therewith including, without limitation, attorneys’ fees and disbursements.

6. Insurance. The Mortgagor shall keep the Property continuously insured, in an amount not less than the cost to replace the Property or an amount not less than eighty percent (80%) of the full insurable value of the Property, whichever is greater, covering such risks and in such amounts and with such deductibles as are satisfactory to the Mortgagee and its counsel including, without limitation, insurance against loss or damage by fire, with extended coverage and against other hazards as the Mortgagee may from time to time require. With respect to any property under construction or reconstruction, the Mortgagor shall maintain builder’s risk insurance. The Mortgagor shall also maintain comprehensive general public liability insurance, in an amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate per location, which includes contractual liability insurance for the Mortgagor’s obligations under the Leases, and worker’s compensation insurance. All property and builder’s risk insurance shall include protection for continuation of income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Mortgagee, shall be with an insurance company or companies satisfactory to the Mortgagee, shall be in form satisfactory to the Mortgagee, shall meet all coinsurance requirements of the Mortgagee, shall be maintained in full force and effect, shall be assigned to the Mortgagee, with premiums prepaid, as collateral security for payment of the Obligations, shall be endorsed with a standard mortgagee clause in favor of the Mortgagee and shall provide for at least thirty (30) days’ notice of cancellation to the Mortgagee. Such insurance shall also name the Mortgagee as an additional insured under the comprehensive general public liability policy and the Mortgagor shall also deliver to the Mortgagee a copy of the replacement cost coverage endorsement. If the Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area, then the Mortgagor shall maintain a flood insurance policy covering the Property in an amount equal to the lesser of (a) the original amount of the Obligations or (b) the maximum limit of coverage available under the federal program; provided, however, the Mortgagee may require greater amounts in its sole discretion.

7. Rights of Mortgagee to Insurance Proceeds. In the event of loss, the Mortgagee shall have the exclusive right to adjust, collect and compromise all insurance claims in excess of $250,000, and the Mortgagor shall not adjust, collect or compromise any such claims under said policies without the Mortgagee’s prior written consent. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to the Mortgagee instead of to the Mortgagor and the Mortgagee jointly, and the Mortgagor appoints the Mortgagee as the Mortgagor’s attorney-in-fact, which appointment is irrevocable and coupled with an interest, to endorse any draft therefor. During the continuance of an Event of Default, all insurance proceeds may, at the Mortgagee’s sole option, be applied to all or any part of the Obligations and in any order (notwithstanding that such Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may impose.

8. Installments for Insurance, Taxes and Other Charges. Upon the Mortgagee’s request during the continuance of an Event of Default, the Mortgagor shall pay to the Mortgagee monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the “Escrow Charges”). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred. No amount so paid to the Mortgagee shall be deemed to be trust funds, nor shall any sums paid bear interest. The Mortgagee shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by the Mortgagee for such premium or Imposition are insufficient to make such payments. If, at any time, the funds being held by the Mortgagee for any insurance premium or Imposition are exhausted, or if the Mortgagee determines, in its sole discretion, that such funds will be insufficient to pay in full any insurance premium or Imposition when due, the Mortgagor shall promptly pay to the Mortgagee, upon demand, an amount which the Mortgagee shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, the Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as the Mortgagee may deem fit, and the Mortgagor hereby grants to the Mortgagee a lien upon and security interest in such amounts for such purpose.

9. Condemnation. The Mortgagor, immediately upon obtaining knowledge of any potential or threatened condemnation or taking, or upon the institution of any proceedings for the condemnation or taking, by eminent domain of any of the Property, shall notify the Mortgagee of such threat or the pendency of such proceedings. The Mortgagee may participate in any related negotiations or proceedings and the Mortgagor shall deliver to the Mortgagee all instruments requested by it to permit such participation. Any award or compensation for property taken or for damage to property not taken, whether as a result of condemnation proceedings or negotiations in lieu thereof, is hereby assigned to and shall be received and collected directly by the Mortgagee, and any award or compensation shall be applied, at the Mortgagee’s option, to any part of the Obligations and in any order (notwithstanding that any of such Obligations may not then be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may impose.

10. Environmental Matters. This Mortgage is made in reliance on, and is subject to, that certain Environmental Indemnity Agreement made by Mortgagor in favor of Mortgagee of approximately even date herewith. For the purpose of clarity, any Event of Default (as that term is used in such Environmental Indemnity Agreement) under such Environmental Indemnity Agreement shall also be deemed a default under this Mortgage.

11. Inspection of Property. The Mortgagee shall have the right to enter the Property at any reasonable hour upon reasonable prior notice for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property. The Mortgagee may enter the Property (and cause the Mortgagee’s employees, agents and consultants to enter the Property), upon prior written notice to the Mortgagor, to conduct any and all environmental testing permitted pursuant to the Environmental Indemnity Agreement referenced in Section 10, above. The Mortgagor shall provide the Mortgagee (and the Mortgagee’s employees, agents and consultants) reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as the Mortgagee shall reasonably request.

12. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder: (a) any Event of Default (as such term is defined in any of the Loan Documents); (b) the Mortgagor’s failure to perform any of its obligations under this Mortgage or under any Environmental Indemnity Agreement executed and delivered pursuant to Section 10; (c) falsity, inaccuracy or material breach by the Mortgagor of any written warranty, representation or statement made or furnished to the Mortgagee by or on behalf of the Mortgagor; (d) an uninsured material loss, theft, damage, or destruction to any of the Property, or the entry of any judgment against the Mortgagor or any lien against or the making of any levy, seizure or attachment of or on the Property; (e) the Mortgagee’s failure to have a mortgage lien on the Property with the priority required under Section 1; (f) any indication or evidence received by the Mortgagee that the Mortgagor may have directly or indirectly been engaged in any type of activity which, in the Mortgagee’s discretion, is reasonably likely to result in the forfeiture of any property of the Mortgagor to any governmental entity, federal, state or local; (g) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage; (h) the Mortgagor’s failure to pay any Impositions as required under Section 2(b), or to maintain in full force and effect any insurance required under Section 6; or (i) the Mortgagor or any other obligor or guarantor of any of the Obligations, shall at any time deliver or cause to be delivered to the Mortgagee a notice pursuant to Ohio Rev. Code § 5301.232 (or any successor or similar law, rule or regulation) electing to limit the indebtedness secured by this Mortgage.

13. Rights and Remedies of Mortgagee. If an Event of Default occurs, the Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:

(a) The Mortgagee may declare the entire unpaid principal balance of the Obligations, together with all interest thereon, to be due and payable immediately.

(b) The Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Property and the interests of the Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action the Mortgagee shall be entitled to all costs of suit and attorneys’ fees.

(c) The Mortgagee may, in its sole and absolute discretion: (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of the Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Property. The Mortgagee may exercise any right under this subsection (c), whether or not the Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting the Mortgagee a “mortgagee in possession”, unless the Mortgagee shall have entered into and shall continue to be in actual possession of the Property. The Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Property to pay all Rents directly to the Mortgagee and to perform all other obligations of that tenant for the direct benefit of the Mortgagee, as if the Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by the Mortgagee to make such payment or perform such obligations. The Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to the Mortgagee, and any such payment or performance to the Mortgagee shall discharge the obligations of the tenant to make such payment or performance to the Mortgagor.

(d) The Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations. A receiver while in possession of the Property shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep them rentable to the best advantage, and the Mortgagee may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by the Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by this Mortgage.

14. Application of Proceeds. The Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as the Mortgagee shall determine in its exclusive discretion.

15. Mortgagee’s Right to Protect Security. The Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the Mortgagee’s rights or powers hereunder; (b) purchase such insurance policies covering the Property as it may elect if the Mortgagor fails to maintain the insurance coverage required hereunder; and (c) take such action as the Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.

16. Appointment of Mortgagee as Attorney-in-Fact. The Mortgagee, or any of its officers, is hereby irrevocably appointed attorney-in-fact for the Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence of an Event of Default; (b) settle for, collect and receive any awards payable under Section 9 from the authorities making the same; and (c) execute, deliver and file, at Mortgagor’s sole cost and expense such instruments as the Mortgagee may require in order to perfect, protect and maintain its liens and security interests on any portion of the Property.

17. Certain Waivers. The Mortgagor hereby waives and releases all benefit that might accrue to the Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment or any rights of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of the Mortgagor’s default or of the Mortgagee’s election to exercise, or the Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Document.

18. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices hereunder shall be given in the manner set forth in the Note.

19. Further Acts. If required by the Mortgagee, the Mortgagor will execute all documentation necessary for the Mortgagee to obtain and maintain perfection of its liens and security interests in the Property. The Mortgagor will, at the cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Mortgagee shall, from time to time, require for the better assuring, conveying, assigning, transferring or confirming unto the Mortgagee the property and rights hereby mortgaged, or which Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. The Mortgagor grants to the Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Mortgagee under this Mortgage or the other Loan Documents, at law or in equity, including, without limitation, the rights and remedies described in this section.

20. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Mortgagor or the Mortgagee’s interest in the Property, the Mortgagor will pay such tax, with interest and penalties thereon, if any. If the Mortgagee determines that the payment of such tax or interest and penalties by the Mortgagor would be unlawful or taxable to the Mortgagee or unenforceable or provide the basis for a defense of usury, then the Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the entire Obligations immediately due and payable.

21. Recording Taxes; Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to this Mortgage or the other Loan Documents, or impose any recording or other tax or charge on the same, the Mortgagor will pay for the same, with interest and penalties thereon, if any.

22. Preservation of Rights. No delay or omission on the Mortgagee’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Mortgagee’s action or inaction impair any such right or power. The Mortgagee’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Mortgagee may have under other agreements, at law or in equity.

23. Illegality. If any provision contained in this Mortgage should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Mortgage.

24. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Mortgagor from, any provision of this Mortgage will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Mortgagor will entitle the Mortgagor to any other or further notice or demand in the same, similar or other circumstance.

25. Entire Agreement. This Mortgage (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

26. Survival; Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Mortgagor may not assign this Mortgage in whole or in part without the Mortgagee’s prior written consent and the Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under the sections entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Mortgagee or through action of the Mortgagee (including a foreclosure, sheriff’s or judicial sale). The provisions of the sections entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.

27. Interpretation. In this Mortgage, unless the Mortgagee and the Mortgagor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Mortgage; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Mortgage. Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose. If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.

28. Indemnity. The Mortgagor agrees to indemnify each of the Mortgagee, each legal entity, if any, who controls, is controlled by or is under common control with the Mortgagee and each of their respective directors, officers, employees and agents (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Mortgagor), in connection with or arising out of or relating to the matters referred to in this Mortgage or in the other Loan Documents, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Mortgagor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, whether incurred in connection with litigation, mediation, arbitration, other alternative dispute processes, administrative proceedings and bankruptcy proceedings, and any and all appeals from any of the foregoing; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this section shall survive the termination of this Mortgage, payment of any Obligations and assignment of any rights hereunder. The Mortgagor may participate at its expense in the defense of any such action or claim.

29. Governing Law and Jurisdiction. This Mortgage has been delivered to and accepted by the Mortgagee and will be deemed to be made in the State of Ohio. This Mortgage will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, excluding its conflict of laws rules. The Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located in Franklin County, Ohio; provided that nothing contained in this Mortgage will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Mortgagor individually, against any security or against any property of the Mortgagor within any other county, state or other foreign or domestic jurisdiction. The Mortgagee and the Mortgagor agree that the venue provided above is the most convenient forum for both the Mortgagee and the Mortgagor. The Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

30. Intentionally Deleted.

31. Change in Name or Locations. The Mortgagor hereby agrees that if the location of any of the Property changes from the Land or its chief executive office, or if the Mortgagor changes its name, its type of organization, its state of organization (if Mortgagor is a registered organization), its principal residence (if Mortgagor is an individual), its chief executive office (if Mortgagor is a general partnership or non-registered organization) or establishes a name in which it may do business that is not the current name of the Mortgagor, the Mortgagor will immediately notify the Mortgagee in writing of the additions or changes.

32. Priority of Mortgage Lien. Mortgagee, at Mortgagee’s option, is authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code, and any present or future amendments or supplements thereto, for the protection of Mortgagee’s interest in the Property.

33. Alteration of Property. Without the prior written consent of the Mortgagee, the Mortgagor shall not cause, suffer or permit (i) any material alteration of the Property, except as required by any applicable legal requirement; (ii) any change in the zoning classification or intended use or occupancy of the Property, including without limitation any change which would increase any fire or other hazard; (iii) any change in the identity of the Mortgagor or the person or entity responsible for managing the Property; or (iv) any modification of the licenses, permits, privileges, franchises, covenants, conditions or declarations of use applicable to the Property.

34. Fixture Filing.

(a) Place of Business. Mortgagor maintains its chief executive office as set forth as the address of Mortgagor on Page 1 of this Mortgage, and Mortgagor will notify Mortgagee in writing of any change in its place of business within five (5) days of such change.

(b) Fixture Filing. This Mortgage is to be effective as a financing statement filed as a fixture filing (as defined in Section 1309.102(A)(40) of the Ohio Revised Code) for the purposes of the Uniform Commercial Code as adopted and in effect on the date hereof in the State of Ohio. This Mortgage covers all fixtures and all other goods in which Mortgagor has or at any time acquires any rights, or any power to transfer rights, and that are or are to become fixtures related to the Land and Improvements. Mortgagor is the record owner of the Land and Improvements. The information provided in this Section is provided in order that a record of this Mortgage shall comply with the requirements of Section 1309.502(C) the Ohio Revised Code for a record of a mortgage to be effective, from the date of recording, as a financing statement filed as fixture filing. Mortgagee is the “Secured Party” of record. Mortgagee’s name is provided in the preamble of this Mortgage and its mailing address is set forth in Section 20 of this Mortgage. Mortgagor is the “Debtor”. Mortgagor’s name is provided in the preamble of this Mortgage and its mailing address is set forth on Page 1 of this Mortgage. Mortgagor is a limited liability company organized under the laws of the State of Ohio.

(c) Representations and Warranties. The Mortgagor represents and warrants that: (i) the Mortgagor is the record owner of the Property; (ii) the Mortgagor’s chief executive office is located in the State of Ohio; (iii) the Mortgagor’s state of organization is the State of Ohio; (iv) the Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage; (v) the Mortgagor’s organizational identification number is 2322821; (iv) Mortgagor is the owner of the fixtures of the Land subject to no liens, charges or encumbrances other than the lien hereof, (vii) the fixtures of the Land will not be removed from the Property without the consent of the Mortgagee, and (viii) no financing statement covering any of the fixtures of the Land or any proceeds thereof is on file in any public office except pursuant hereto.

35. Miscellaneous.

(a) Time is of the Essence. Time is of the essence of this Mortgage.

(b) Captions and Pronouns. The captions and headings of the various Sections of this Mortgage are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

(c) Mortgagee Not a Joint Venturer or Partner of Mortgagor. The Mortgagor and the Mortgagee acknowledge and agree that in no event shall the Mortgagee be deemed to be a partner or joint venturer with the Mortgagor. Without limitation of the foregoing, the Mortgagee shall not be deemed to be such a partner or joint venturer on account of its becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage or pursuant to any other instrument or document evidencing or securing any of the Obligations, or otherwise.

(d) Replacement of the Note. Upon notice to the Mortgagor of the loss, theft, destruction or mutilation of the Note, the Mortgagor will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Loan Documents to the Note shall be deemed to refer to such replacement note.

(e) Waiver of Consequential Damages. The Mortgagor covenants and agrees that in no event shall the Mortgagee be liable for consequential damages, whatever the nature of a failure by the Mortgagee to perform its obligation(s), if any, under the Loan Documents, and the Mortgagor hereby expressly waives all claims that it now or may hereafter have against the Mortgagee for such consequential damages.

(f) After Acquired Property. The lien hereof will automatically attach, without further act, to all after-acquired Property attached to and/or used in connection with or in the operation of the Property or any part thereof.

(g) Severability. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then the Mortgagee may, at its option declare the Obligations immediately due and payable.

(h) Interpretation of Agreement. Should any provision of this Mortgage require interpretation or construction in any judicial, administrative, or other proceeding or circumstance, it is agreed that the parties hereto intend that the court, administrative body, or other entity interpreting or construing the same shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of both parties hereto have fully participated in the preparation of all provisions of this Mortgage, including, without limitation, all Exhibits attached to this Mortgage.

(i) Effect of Extensions and Amendments. If the payment of the Obligations, or any part thereof, be extended or varied, or if any part of the security or guaranties therefor be released, all persons now or at any time hereafter liable therefor, or interested in the Property shall be held to assent to such extension, variation or release, and their liability, and the lien, and all provisions hereof, shall continue in full force and effect; the right of recourse against all such persons being expressly reserved by the Mortgagee, notwithstanding any such extension, variation or release.

(j) Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the actual taking of possession of the Property by the Mortgagee pursuant to this Mortgage.

(k) No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Property, and if the Mortgagee acquires any additional or other interest in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by the Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(l) Complete Agreement. This Mortgage, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both the Mortgagor and the Mortgagee.

(m) Further Assurances. Mortgagor shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other actions, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated hereby and thereby.

(n) Contract of Indebtedness. With respect to any agreement by Mortgagor in this Mortgage or in any other Loan Document to pay Mortgagee’s attorneys’ fee and disbursements incurred in connection with the Loan, Mortgagor agrees that each Loan Document is a “contract of indebtedness” and that the attorneys’ fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Section 1301.21 of the Ohio Revised Code, and any present or future amendments or supplements thereto.

(o) Not a Personal or Household Loan. Mortgagor acknowledges and agrees that the indebtedness incurred in connection with the Loan is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

(p) Prior Instrument Reference. Mortgagor claims title to the Land by deeds recorded in Instrument No. 201412120164905 and Instrument No. 201412120164906 of the real property records of the Recorder’s Office of Franklin County, Ohio.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

36. WAIVER OF JURY TRIAL. THE MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

This Mortgage has been executed as of the date first written above.

VERTEX REFINING OH, LLC, an Ohio limited liability company

By:	/s/ Chris Carlson
Print Name:	Chris Carlson
Its:	Secretary and CFO

STATE OF ALABAMA	)
	)	SS:
COUNTY OF BALDWIN	)

On this, the 27th day of January 2016, before me, a Notary Public, the undersigned officer, personally appeared Chris Carlson, who acknowledged himself/herself to be the CFO of VERTEX REFINING OH, LLC, an Ohio limited liability company, and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said limited liability company.

I hereunto set my hand and official seal.

/s/ Susan W. Stein
Notary Public

My commission expires: October 29, 2016

This instrument was prepared by:

Adam N. Saurwein, Esq.

Benesch Friedlander Coplan & Aronoff LLP

200 Public Square, Suite 2300

Cleveland, Ohio 44114

EXHIBIT A

Legal Description

[to be attached]

EXHIBIT B

Permitted Encumbrances

1. Pipeline Right of Way from Ernest Luft and Mary Luft, to The Columbus Natural Gas Company, filed for record May 25, 1918 and recorded in Misc. Volume 12, Page 326 of the Franklin County Records.

a) Assignment from The Ohio Fuel Gas Company, an Ohio corporation, to Columbia gas of Ohio, Inc., an Ohio corporation, filed for record March 23, 1964 and recorded in Volume 2548, Page 90 of the Franklin County Records.

2. Reservation, Restriction and Conditions contain in deed, filed for record January 21, 1994 and recorded in Official Records 25388-H20 of the Franklin County Records.

3. Easement & Right of Way for communication purposes from 4SG, LLC, an Ohio limited liability company, to Columbus Southern Power Company, an Ohio corporation, filed for record October 12, 2006 and recorded in Instrument No. 200610120204798 of the Franklin County Records.

4. Easement & Right of Way for communication purposes from Heartland Refinery Group, LLC, an Ohio limited liability company, to Columbus Southern Power Company, an Ohio corporation, filed for record August 1, 2008 and recorded in Instrument No. 200808010117167 of the Franklin County Records.